Exhibit 24.2

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Robert Hoglund and John D. McMahon, and each of them (with full power to act without the other), the true and lawful attorneys-in-fact and agents for and on behalf of the undersigned, and in the undersigned’s name, place and stead, in the undersigned’s capacity as an officer of Consolidated Edison, Inc. (“Con Edison”) and Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) to sign one or more Registration Statements to be filed on or before twelve months from the date hereof by Con Edison or Con Edison of New York with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to Common Shares ($0.10 par value) or debt securities of Con Edison or debt securities or preferred stock of Con Edison of New York, as the case may be, and any exchange offers relating to such securities and any and all amendments of the Registration Statements.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 28th day of July 2009.

/s/ Robert Mucillo
Robert Mucillo